SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2013

WMX Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54434	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Fairway Drive, Suite 302, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617.501.6766

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On April 29, 2013, WMX Group Holdings, Inc., a Florida corporation (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Oxford City Football Club, LLC, a Florida limited liability company (“Oxford City FC”), and the sole member of Oxford City FC (the “Oxford City FC Member”). The Company’s CEO and Director, Mr. Thomas Guerriero, is the Oxford City FC Member.

Pursuant to the terms of the Share Exchange Agreement, the Company agreed to acquire all of the issued and outstanding membership units of Oxford City FC in exchange for the issuance of 75,000 shares of the Company’s Series A Convertible Preferred Stock to the Oxford City FC Member. As a result of the Share Exchange Agreement, Oxford City FC became a wholly-owned subsidiary of the Company and the Company now carries on the business of Oxford City FC as its primary business. The Share Exchange Agreement contains customary representations, warranties and conditions to closing.

The closing of the Share Exchange Agreement is conditioned upon the increase of the Company’s authorized preferred stock, which is currently insufficient to issue out 75,000 shares of Series A Convertible Preferred Stock. The Company’s voting capital stock have approved by written consent an increase in authorized preferred stock from ten thousand (10,000) shares to ten million (10,000,000) shares. The increase will become effective twenty calendar days after the mailing of a Schedule 14C Information Statement to the Company’s shareholders.

A copy of the Share Exchange Agreement is attached hereto as Exhibits 2.1 and is incorporated herein by reference. The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the full text of the Share Exchange Agreement.

The Oxford City FC was founded in 1882 and has been a fixture in English Football ever since. Oxford City FC currently plays in the Conference North, with their focus on promotion. The organization has a championship tradition leading back to their FA Amateur Cup Championships in 1905-1906. Oxford City FC is one of the oldest and most historic club’s in the country. The club has become a major contributor to football growth in the local community. It is also the largest participation club in the country with over 30 teams from all sectors of the community: boys, girls, men, ladies, learning disability teams and veterens. Oxford City FC plays their home games at Oxford City Football Club Stadium.

Oxford City Football Academy thrives to provide its student-athletes a comprehensive year-round curriculum administered in collaboration with the best respected and accomplished firms in both football and academics. The goal of the Oxford City Academy is to provide student-athletes superb education and extraordinary football training. Oxford City Football Club Academy specializes in developing professional football players by scouting and training high quality football talents from around the world through its global network of affiliates.

The Academy draws upon a highly credentialed international staff of accomplished football professionals, who are selected for their experience and expertise as trainers. Its training program has the highest level of engagement from professional athletes. Oxford City Football Club Academy is focused on developing student-athletes into leaders on and off the field. Students garner athletic skills to improve their technique, performance and stamina. In addition, they will leave the Academy with life skills and the knowledge to make sound decisions to pursue their future endeavors.

The Company owns a minority interest of the team and the facilities. The majority is owned by Oxford City Youth Football Club Ltd., a charitable company in England. The Company expects that, in time, the business side of the club will be run through it, so all new revenue will be generated from the Company’s efforts. Oxford City Youth Football Club Ltd will still act as a charity with 30 teams and receiving donations.

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SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the completion of acquisition of assets is incorporated by reference into this Item 2.01.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sales of equity securities is incorporated by reference into this Item 3.02.

On December 3, 2012, the Company filed Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Florida (the “Certificate of Designation”) setting forth the rights and preferences of the Company’s newly created Series A Convertible Preferred Stock. Among other things, the Certificate of Designation (i) authorized ten million four hundred and fifty thousand (10,000,000) shares of our preferred stock to be designated as “Series A Convertible Preferred Stock”; (ii) provided that the holders of Series A Convertible Preferred Stock shall have the right to cast one hundred (100) votes for each share held of record on all matters submitted to a vote of holders of our common stock; (iii) and provides that any one (1) share of Series A Convertible Preferred Stock shall be convertible into one hundred (100) shares of our common stock, par value $.0001 per share.

On December 3, 2012, the Company issued 10,000,000 shares of Series A Convertible Preferred Stock to Thomas Guerriero, the Corporation’s CEO and Director, in exchange for 1,000,000,000 shares of his common stock in the Company and the waiver of his 95% non-dilutive provision to maintain 95% equity at all times of the Company’s common stock.

On March 21, 2013, the Company filed Articles of Amendment (the “Amendment”) to its Articles of Incorporation with the Secretary of State of Florida which, among other things, implemented a 1/4000 stock split that reduce the authorized and outstanding preferred stock. Following the stock split, Mr. Guerriero’s holdings of Series A Convertible Preferred Stock was reduced to 2,500 shares.

On April 29, 2013, the Company agreed to issue to Mr. Guerriero an additional 75,000 shares of Series A Convertible Preferred Stock in connection with the sale of his membership interests in Oxford City FC. These shares are not yet issued and are awaiting an increase in our authorized preferred stock, which we plan to conduct in the near future.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2013, the Board of Directors appointed Diana Lovera as Chief Operating Officer where she shall serve until removed by the Board of Directors.

Ms. Lovera has served as the Company’s Chief of Staff since January 2012. Prior to that, she studied at American Intercontinental University.

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There are currently no arrangements or understandings between Ms. Lovera and any other person pursuant to which Ms. Lovera was selected as an executive officer. There are no family relationships between Ms. Lovera and any director or other executive officer of the Company, or with any person nominated or chosen to become an officer or a director of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions currently proposed, in which Ms. Lovera, or any member of her immediate family, has an interest requiring disclosure under Item 404(a) of Regulation S-K. At this time the Company does not have an employment agreement with Ms. Lovera.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

A copy of the press release relating to the acquisition of the Oxford City FB is attached as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

To the extent the financial statements and additional information required pursuant to Item 9.01(a) of Form 8-K are determined to be required to be filed, they will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report on Form 8-K must be filed. This Current Report on Form 8-K is filed for precautionary purposes pending further review by the Company as the Company does not believe that the acquisition involved a significant amount of assets under Item 2.01 of Form 8-K.

(b)	Pro forma financial information.

To the extent the pro forma financial information required pursuant to Item 9.01(b) of Form 8-K is determined to be required to be filed, it will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report on Form 8-K must be filed. This Current Report on Form 8-K is filed for precautionary purposes pending further review by the Company as the Company does not believe that the acquisition involved a significant amount of assets under Item 2.01 of Form 8-K.

(d) Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement, dated April 29, 2013
99.1	Press Release, dated April 29, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMX Group Holdings, Inc.

/s/ Thomas Guerriero

Thomas Guerriero

Chief Executive Officer

Date: April 30, 2013

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